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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the National Health Realty, Inc. 2005 Stock Option, Restricted Stock & Stock Appreciation Rights Plan of our report dated January 23, 2004, with respect to the 2003 and 2002 consolidated financial statements and schedules of National Health Realty, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
July 29, 2005

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